                                                                EXHIBIT-10.15(A)


                            CERTIFICATE OF RESOLUTION

         The undersigned, Assistant Secretary of the Board of Directors of Banco Popular de Puerto Rico (the "Bank"), does hereby certify that at a meeting of the Board of Directors of the Bank held on the 11th of October 2000, at which a quorum was present and acting throughout, a resolution was duly and regularly adopted, which is in full force and effect and unrescinded, and read as follows

         WHEREAS, Banco Popular de Puerto Rico (the "Bank") has established the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico) (the "Plan"); and

         WHEREAS, under Article X of the Plan the Bank has reserved the right to amend the Plan at any time and from time to time as the Board of Directors (the "Board") of the Bank may determine; and

         WHEREAS, the Bank has exercised its power to amend the Plan on various previous occasions; and

         WHEREAS, the Bank wishes to further amend the Plan to make it a more effective tool in the recruitment and maintenance of its personnel and to comply with all applicable laws and regulations.

         NOW, THEREFORE, BE IT

         RESOLVED, that the Board hereby authorizes the amendment of the Plan to provide for the following:

         (1) provide for the contribution by participants in the Plan on an after tax basis of up to 10% of the such participant's compensation (as defined in the Plan for these purposes) and to allow quarterly withdrawals of such after tax contributions and the earnings thereon in amounts not less than $1,000;

         (2) provide that all participant contributions to the Plan will be made on the basis of whole percentages of compensation (as defined in the Plan for these purposes) and that all participant contributions to the Plan currently made in fixed dollar amounts be converted to whole percentages of compensation;

         (3) provide that, for the purpose of determining the amount of participant pre-tax and after-tax contributions, the definition of compensation in the Plan shall be the participant's total compensation received from the Bank, including, but no limited to, overtime pay, bonuses and incentive and profit sharing distributions paid in cash to the employee;

         (4) effective December 31, 2000, provide for the diversification of participant contributions to the Plan made on or after December 31, 2000 that have not been matched by allowing participants in the Plan to elect the investment of their contributions to the Plan among the following investment options:

         1.       Vanguard Total Bond Market Index.
         2.       Fidelity Advisor Equity growth Institutional.
         3.       Federated Equity-Income A.
         4.       Deutsche International Equity.

         5.       Dreyfus Emerging Leaders.
         6.       Federated Government Obligations Fund.
         7.       Common Stock of Popular, Inc.

         (5) provide that in the event a participant does not direct the investment of his Plan account, the Plan Administrator will determine and direct such contributions until such time as the participant assumes the direction of his contributions;

         (6) provide that all of the Bank's contributions to the Plan will be invested exclusively in common stock of Popular, Inc. and may not be transferred therefrom by the participant until such time as the participant has attained 50 years of age and has accumulated 10 years of service;

         (7) provide that upon the attainment of age 50 with 10 years of service the participant will be able to direct the investment of the complete balance of his Plan account;

         (8) provide for the change of the Plan's vesting schedule to the following schedule:

         YEARS OF SERVICE                   VESTING PERCENTAGE
         ----------------                   ------------------
         0 to 1 year                                0%
         1 to 2 years                              20%
         2 to 3 years                              40%
         3 to 4 years                              60%
         4 to 5 years                              80%
         Over 5 years                             100%

         (9) provide that upon a transfer of employment of an employee of the Bank who is a participant in the Plan from the Bank to a subsidiary or affiliate of the Popular, Inc., such employee's Plan account will be transferred in a direct trust to trust transfer to the employee's new employer's qualified plan and that if the transfer of employment is made at the Bank's initiative such employee will become fully vested, as of the effective date of the transfer of employment, in the Plan account transferred;

         (10) provide that the Bank's discretionary matching contributions to the Plan will be determined by the Board, prior to the commencement of the Plan year for which it will be effective, and providing that for any Plan year in which the Board does not take action determining the amount of the discretionary profit sharing contribution, such contribution will be 2% of a participant's basic compensation which is contributed to the Plan on a pre-tax basis and invested in common stock of Popular, Inc.;

         (11) provide that the Plan will be renamed the Banco Popular de Puerto Rico Savings and Stock Plan;

         (12) provide for such other amendments as may be necessary for the Plan to be in agreement with the employment practices and policies of Popular, Inc., its subsidiaries and affiliates and to bring the Plan into compliance with applicable law and regulations.

         RESOLVED, that Tere Loubriel as an authorized representative of the Bank be authorized and empowered to effectuate the foregoing resolution through an amendment and restatement of the Plan;

         RESOLVED, that Tere Loubriel be further authorized and empowered to take those steps which in her sole discretion are necessary to effectuate the foregoing resolutions including, but not limited to, execution of an amended and restated Plan document and the submission of the same to the applicable regulatory authorities for the issuance of rulings required to comply with applicable law;

         RESOLVED, that Tere Loubriel be further authorized and empowered to produce such other ancillary documents including, but not limited to, a summary plan description which in her sole discretion may be required to fully implement the amended and restated Plan and to communicate the actions of the Board to all employees of the Bank.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Bank in San Juan, Puerto Rico, this 28th day of February 2001.



                                                  Brunilda Santos de Alvarez
                                                  Assistant Secretary